UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 26, 2015

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2015, Evercore Partners Services East L.L.C. (the “Borrower”), a wholly-owned subsidiary of Evercore Partners Inc. (the “Company”), entered into a Renewal and Modification Agreement (the “Amendment Agreement”) and Second Amended and Restated Promissory Note (the “Promissory Note”), amending the terms of the Borrower’s line of credit with First Republic Bank (“FRB”) under the Loan Agreement dated as of June 27, 2013 (as amended, the “Loan Agreement”).

The Amendment Agreement and Promissory Note provide for an increase in the principal amount of the line of credit (which had been increased from $25 million to $50 million in 2014) to $75 million and a one-year extension of maturity so that the facility now matures on June 27, 2016. Proceeds of drawings under the facility may still be used for working capital and general corporate purposes (including, but not limited to, the repurchase of the Company’s stock from time to time).

The line of credit continues to be guaranteed by the Company’s subsidiaries Evercore LP and Evercore Group Holdings L.P. and continues to be secured by (i) cash and cash equivalents of the Borrower held in a designated account with FRB, (ii) certain of the Borrower’s intercompany receivables and (iii) certain third party accounts receivable of the Company’s broker-dealer subsidiary Evercore Group L.L.C. Outstanding amounts under the facility remain subject to a borrowing base based on a percentage of certain eligible receivables and certain cash and cash equivalents.

Drawings under the facility continue to bear interest at the prime rate as published in The Wall Street Journal. The facility may be renewed or extended as mutually agreed by the Borrower and FRB. The facility may be terminated by the Borrower at any time (subject to repayment of amounts outstanding plus accrued interest and fees).

The descriptions of the Loan Agreement, the Amendment Agreement and the Promissory Note set forth herein are summary in nature and are qualified in their entirety by reference to the full text of documents, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Loan Agreement (Line of Credit), dated as of June 27, 2013, between Evercore Partners Services East L.L.C., as borrower, and First Republic Bank, lender.

10.2	Renewal and Modification Agreement, dated as of June 26, 2015, between Evercore Partners Services East L.L.C., as borrower, and First Republic Bank, as lender.

10.3	Second Amended and Restated Promissory Note, dated as of June 26, 2015, made by Evercore Partners Services East L.L.C., as borrower.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE PARTNERS INC.

By:	/s/ Robert B. Walsh
Name:	Robert B. Walsh
Title:	Chief Financial Officer

Dated: July 2, 2015

Exhibit Index

Exhibit No.	Description

10.1	Loan Agreement (Line of Credit), dated as of June 27, 2013, between Evercore Partners Services East L.L.C., as borrower, and First Republic Bank, lender.

10.2	Renewal and Modification Agreement, dated as of June 26, 2015, between Evercore Partners Services East L.L.C., as borrower, and First Republic Bank, as lender.

10.3	Second Amended and Restated Promissory Note, dated as of June 26, 2015, made by Evercore Partners Services East L.L.C., as borrower.